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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      November 14, 1996
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                                MBf USA, Inc.
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             (Exact name of registrant as specified in its charter)


       Maryland                    0-17458                       73-1326131
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(State of or other              (Commission                      (IRS Employer
jurisdiction of                 File Number)                     Identification
incorporation)                                                   Number)


500 Park Boulevard, Suite 1260, Itasca, Illinois                60143
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code       (630) 285-9191
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N/A
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(Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

         On November 13, 1996, MBf USA, Inc. (the "Company") announced the termination of its license agreement with Playboy Enterprises, Inc. under which the Company produced and sold Playboy(R) brand condoms in 15 countries. Until June 30, 1997, the Company will continue to sell Playboy condoms in the countries where it has launched the product. For a period of years, after June 30, 1997, the Company will be entitled to receive revenues on sales of Playboy condoms in these countries and Japan.

         The Company announced on November 14, 1996 financial results for the third quarter and nine months ended September 30, 1996. For the three months ended September 30, 1996, the Company's revenues increased 4.8% over the same period for 1995 to $12,933,782, due primarily to improved sales by its American Health Products Corporation subsidiary.

         For the nine month period ended September 30, 1996, revenues increased by over 12% to $36,264,217 over the same period for 1995. For the year-to-date, the Company had a consolidated net loss of $1,004,218, or $0.31 per share versus a net loss of $4,712,928 or $2.01 per share for same period for 1995.
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EXHIBITS

         99.     ADDITIONAL EXHIBITS.

                 1.       Press Release dated November 13, 1996.

                 2.       Press Release dated November 14, 1996.
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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         MBf USA, Inc.
                                         (Registrant)



DATE:  November 18, 1996                 By:  /s/ Edward J. Marteka
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                                         Name:    Edward J. Marteka
                                         Title:   President